As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-198680

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The WhiteWave Foods Company

(Exact name of registrant as specified in its charter)

Delaware	46-0631061
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1225 Seventeenth Street, Suite 1000

Denver, Colorado 80202

(303) 635-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kelly J. Haecker

Chief Financial Officer

The WhiteWave Foods Company

1225 Seventeenth Street, Suite 1000

Denver, Colorado 80202

(303) 635-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard B. Aftanas, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Debt securities	$500,000,000	$64,400
Guarantees of debt securities	N/A	N/A

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. Of this amount, $42,986.27 was previously paid and pursuant to Rule 457(p) under the Securities Act, $2,093.73 of the registration fee was previously offset by the remaining unused registration fee associated with a registration statement on Form S-1 (File No. 333-189338), originally filed with the Securities and Exchange Commission by the registrant on June 14, 2013.
(3)	No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees. See the following page for a table of guarantor registrants.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation of Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Creamer Nation, LLC *	Delaware	2000	35-2440874
EB SAV Inc. +	Delaware	9995	80-0891067
Earthbound Farm, LLC	Delaware	100	77-0414984
Earthbound Holdings I, LLC +	Delaware	9995	77-0414984
Earthbound Holdings II, LLC	Delaware	9995	N/A
Earthbound Holdings III, LLC	Delaware	9995	N/A
Horizon Organic Dairy, LLC *	Delaware	2020	20-5289672
Natural Selection Foods Manufacturing, LLC	California	8741	91-2085042
Silk Operating Company, LLC *	Delaware	2080	37-1668472
Sustainable Packaging Partners LLC	Delaware	3080	35-2400307
WWF Operating Company *	Delaware	2000	75-2218815
WhiteWave Equipment Leasing, LLC	Delaware	3721	46-5446761
WhiteWave Services, Inc.	Delaware	9995	20-3026265

*	Principal office is 12002 Airport Way, Broomfield, CO 80021.
+	Principal office is 1721 San Juan Highway, San Juan Bautista, CA 95045.

Unless otherwise noted, addresses and telephone numbers of principal executive offices are the same as those of The WhiteWave Foods Company.

PROSPECTUS

The WhiteWave Foods Company

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

We may offer, issue and sell from time to time up to $500,000,000 in debt securities, which may be senior debt securities or subordinated debt securities, as well as secured or unsecured, and guarantees of debt securities by certain of our subsidiaries.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2014.

We include cross references to captions elsewhere in this prospectus where you can find related additional information. The following table of contents tells you where to find these captions.

Unless the context otherwise requires, all references to “WhiteWave,” the “Company,” “we,” “us,” and “our” may, depending on the context, refer to The WhiteWave Foods Company, to one or more of its consolidated subsidiaries or to The WhiteWave Foods Company and all of its subsidiaries taken as a whole.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell debt securities and related guarantees in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described herein under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in the debt securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2014, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. The risks and uncertainties described are those presently known to us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, results of operations and cash flows.

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement on Form S-3, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.whitewave.com). The information on or accessible through our website is not incorporated by reference into this prospectus. In addition, you can inspect reports and other information we file at the office of the NYSE, 20 Broad Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this

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information. We incorporate by reference the following documents which we have filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed on May 8, 2014 and August 7, 2014, respectively;

•	our Current Reports on Form 8-K filed on January 3, 2014, May 19, 2014, September 2, 2014 and September 11, 2014;

•	our Current Reports on Form 8-K/A filed on January 8, 2014, March 20, 2014, September 11, 2014; and

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed on April 1, 2014, that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

The financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus, have been superseded by the financial statements included in the Current Report on Form 8-K filed on September 11, 2014 and, therefore, Deloitte & Touche LLP, our independent registered public accounting firm, has not reissued its opinion included in the Form 10-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

The WhiteWave Foods Company

1225 Seventeenth Street, Suite 1000

Denver, CO 80202

(303) 635-4747

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our industry, position, goals, strategy, future operations, future financial position, future revenues, estimated costs, prospects, margins, profitability, capital expenditures, liquidity, capital resources, plans, and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements largely on our current expectations and estimates regarding future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly-changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements as predictions or guarantees of future events.

Any forward-looking statement made by us in this prospectus, any accompanying prospectus supplement or in any documents incorporated by reference herein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. You should read this prospectus completely and refer to the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2013, in evaluating any statement made in this prospectus.

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OUR COMPANY

We are a leading consumer packaged food and beverage company focused on high-growth product categories that are aligned with emerging consumer trends. We manufacture, market, distribute, and sell branded plant-based foods and beverages, coffee creamers and beverages, premium dairy and organic greens and produce products throughout North America and Europe.

Our principal office is located at 1225 Seventeenth Street, Suite 1000, Denver, CO 80202, and our telephone number at that address is (303) 635-4500. We maintain a website at www.whitewave.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the debt securities as set forth in the applicable prospectus supplement.

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RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to combined fixed charges for the last five fiscal years ended December 31 and the six months ended June 30, 2014 are set forth below:

Six Months Ended June 30, 2014		Year Ended December 31,
		2013		2012		2011		2010		2009
8.50	x	8.99	x	18.21	x	19.32	x	11.85	x	22.60	x

For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pre-tax income from continuing operations, (b) fixed charges and (c) amortization of capitalized interest, and subtracting (2) interest capitalized. Fixed charges is the sum of (a) interest expensed and capitalized (including amortized premiums, discounts and capitalized expenses related to indebtedness) and (b) the portion of rental expense which is representative of the interest factor in those rentals.

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DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or subordinated debt securities, as well as secured or unsecured.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and Wells Fargo Bank, National Association. A form of the indenture is incorporated as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining the same;

•	the interest rate(s) or the method for determining the same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	redemption or early repayment provisions, including at our option or at the option of the holders;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date the securities are to be dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

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DESCRIPTION OF GUARANTEES

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. Guarantees may be secured or unsecured, senior or subordinated. The particular terms of any guarantee will be described in the related prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed from time to time;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplement will set forth the terms of the offering of the debt securities, including:

•	the method of distribution, including the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our net proceeds from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in the applicable prospectus supplement, the underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we use dealers in the sale, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, unless otherwise set forth in the applicable prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may

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engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of our or their business.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The securities will be new issues with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and counsel for the underwriters or agents will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of The WhiteWave Foods Company incorporated in this prospectus by reference from the Current Report on Form 8-K dated September 11, 2014, and the effectiveness of The WhiteWave Foods Company’s internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the allocation of expenses and debt from Dean Foods Company and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Earthbound Holdings I, LLC incorporated in this prospectus by reference from The WhiteWave Foods Company’s Current Report on Form 8-K/A, dated September 11, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the January 2, 2014 acquisition of Earthbound Holdings I, LLC by The WhiteWave Foods Company). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates other than the SEC registration fee and the FINRA filing fee:

Amount to be paid
SEC registration fee	$62,306
FINRA filing fee	75,500
Accounting fees and expenses	250,000
Legal fees and expenses	200,000
Miscellaneous	50,000

Total	$637,807

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification can only be given for expenses and no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

The WhiteWave Foods Company

The Company’s amended and restated certificate of incorporation and bylaws authorize the indemnification of officers and directors of the Registrant consistent with Section 145 of the Delaware General Corporation Law and the Company has entered into indemnification agreements with its directors and executive officers.

EB SAV Inc.

Certificate of Incorporation. Article Ninth of the Certificate of Incorporation of the above corporation provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. Such article further provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by nature, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise.

Bylaws. Article XI Section 1 of the Bylaws of the above corporation provides that the corporation shall indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by Section 145 of the Delaware General Corporation Law by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

WhiteWave Services, Inc.

Certificate of Incorporation. Article Eighth of the Certificate of Incorporation of the above corporation provides that, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Article Ninth of the Certificate of Incorporation provides that the corporation shall indemnify any director or officer of the corporation, by reason of the fact that such person is, was or has agreed to become a director or officer of the corporation, or is, was or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to proceedings by or in the right of the corporation, the corporation shall indemnify the indemnitee only to the extent that the Court of Chancery of Delaware shall determine upon application that the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, any proceeding initiated by the indemnitee must have such initiation approved by the board of directors of the corporation.

Bylaws. Article X of the Bylaws of the above corporation provides that the corporation shall indemnify any director or officer of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to proceedings by or in the right of the corporation, the corporation shall indemnify the indemnitee only to the extent that the Court of Chancery of Delaware shall determine upon application that the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Indemnifications shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Article X. Such determination shall be made (unless ordered by a court) (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

WWF Operating Company

Certificate of Incorporation. Article VII of the Certificate of Incorporation of the above corporation provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. Such article further provides that if the Delaware General Corporation Law is amended after the filing of this certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Article VIII of the Certificate of Incorporation provides that the corporation shall indemnify any director or officer of the corporation to the fullest extent authorized by the Delaware General Corporation Law, by reason of the fact that such person, or a person of whom he or she is a representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. However, with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify the indemnitee in connection with a proceeding only if such proceeding was authorized by the board of directors of the corporation.

Bylaws. Article X of the Bylaws of the above corporation provides that the corporation shall indemnify any director or officer of the corporation, or person serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the applicable court shall deem proper. Indemnifications shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Article X. Such determination shall be made (unless ordered by a court) (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Delaware Limited Liability Companies

Section 18-303(a) of the Delaware Limited Liability Company Act (“DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Creamer Nation, LLC

Limited Liability Company Agreement. Section 6.6 of Article VI of the Limited Liability Company Agreement of the company above provides that the company shall indemnify present and former managers and present and former members to the same extent and on the same basis that a corporation is allowed to indemnify its present and former directors and that the company shall have the power to indemnify its officers, employees and agents to the same extent and on the same basis as a corporation is allowed to indemnify its officers, employees and agents. Additionally, such section provides that the company shall indemnify its officers against expenses incurred by a present or former officer in connection with any action, suit or proceeding to the same extent and on the same basis as a corporation is required to so indemnify its present and former officers.

Earthbound Farm, LLC

Limited Liability Company Agreement. Section 6.6 of Article VI of the Limited Liability Company Agreement of the company above provides that the company shall indemnify present and former managers and present and former members to the same extent and on the same basis that a corporation is allowed to indemnify its present and former directors and that the company shall have the power to indemnify its officers, employees and agents to the same extent and on the same basis as a corporation is allowed to indemnify its officers, employees and agents. Additionally, such section provides that the company shall indemnify its officers against expenses incurred by a present or former officer in connection with any action, suit or proceeding to the same extent and on the same basis as a corporation is required to so indemnify its present and former officers.

Earthbound Holdings I, LLC

Limited Liability Company Agreement. Section 5.14 of Article V of the Limited Liability Company Agreement of the company above provides that the company shall indemnify present and former managers and present and former members to the same extent and on the same basis that a corporation is allowed to indemnify its present and former directors and that the company shall have the power to indemnify its officers, employees and agents to the same extent and on the same basis as a corporation is allowed to indemnify its officers, employees and agents. Additionally, such section provides that the company shall indemnify its officers against expenses incurred by a present or former officer in connection with any action, suit or proceeding to the same extent and on the same basis as a corporation is required to so indemnify its present and former officers.

Earthbound Holdings II, LLC

Operating Agreement. Section 7.2 of Article 7 of the Operating Agreement of the company above provides that the company shall indemnify the member, each manager and each officer of the company and their respective employees and affiliates to the fullest extent permitted by law for all (a) reasonable fees, costs, and expenses paid in connection with or resulting from any claim, action, or demand against an indemnified Party that arise out of or in any way relate to the company, its properties, business, or affairs and (b) such claims, actions, and demands and any losses or damages resulting from such claims, actions, and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the company) of any such claim, action or demand. However, this indemnity shall not extend to (i) conduct not undertaken in good faith to promote the best interest of the company or (ii) conduct which is fraudulent, grossly negligent or intentionally wrongful.

Earthbound Holdings III, LLC

Operating Agreement. Section 7.2 of Article 7 of the Operating Agreement of the company above provides that the company shall indemnify the member, each manager and each officer of the company and their respective employees and affiliates to the fullest extent permitted by law for all (a) reasonable fees, costs, and expenses paid in connection with or resulting from any claim, action, or demand against an indemnified Party that arise out of or in any way relate to the company, its properties, business, or affairs and (b) such claims, actions, and demands and any losses or damages resulting from such claims, actions, and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the company) of any such claim, action or demand. However, this indemnity shall not extend to (i) conduct not undertaken in good faith to promote the best interest of the company or (ii) conduct which is fraudulent, grossly negligent or intentionally wrongful.

Horizon Organic Dairy, LLC

Limited Liability Company Agreement. Section 6.6 of Article VI of the Limited Liability Company Agreement of the company above provides that the company shall indemnify its sole member, manager and officers to the same extent a corporation may indemnify its directors, officers and others under applicable law.

Silk Operating Company, LLC

Limited Liability Company Agreement. Section 6.6 of Article VI of the Limited Liability Company Agreement of the company above provides that the company shall indemnify present and former managers and present and former members to the same extent and on the same basis that a corporation is allowed to indemnify its present and former directors and that the company shall have the power to indemnify its officers, employees and agents to the same extent and on the same basis as a corporation is allowed to indemnify its officers, employees and agents. Additionally, such section provides that the company shall indemnify its officers against expenses incurred by a present or former officer in connection with any action, suit or proceeding to the same extent and on the same basis as a corporation is required to so indemnify its present and former officers.

Sustainable Packaging Partners LLC

Limited Liability Company Agreement. Section 9.2 of Article IX of the Limited Liability Company Agreement of the company above provides that the company shall indemnify to the fullest extent permitted by applicable law, all judgments and claims against the board of managers, each manager, each member, any affiliate thereof, their respective officers, directors, employees, shareholders, partners, managers and members and each officer of the company from and against any loss or damage incurred by such party or by the company for any act or omission taken or suffered by such party in good faith in connection with the company’s business. However the company will not indemnify such parties with respect to (i) any act taken by such party purporting to bind the company that has not been authorized pursuant to the LLC Agreement or (ii) in the case of any officer, director, manager or employee of the company or any of its affiliates, any act or omission with respect to which such officer, director, manager or employee was grossly negligent or engaged in willful misconduct.

WhiteWave Equipment Leasing, LLC

Limited Liability Company Agreement. Section 6.6 of Article VI of the Limited Liability Company Agreement of the company above provides that the company shall indemnify present and former managers and present and former members to the same extent and on the same basis that a corporation is allowed to indemnify its present and former directors and that the company shall have the power to indemnify its officers, employees and agents to the same extent and on the same basis as a corporation is allowed to indemnify its officers, employees and agents. Additionally, such section provides that the company shall indemnify its officers against expenses incurred by a present or former officer in connection with any action, suit or proceeding to the same extent and on the same basis as a corporation is required to so indemnify its present and former officers.

California Limited Liability Companies

Under Section 17704 of the California Revised Uniform Limited Liability Company Act (the “CRULLCA”), except for a breach of duty, a limited liability company shall reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member’s or manager’s activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability. A limited liability company may purchase and maintain insurance on behalf of a member or manager of the limited liability company against liability asserted against or incurred by the member or manager in that capacity or arising from that status even if, under the CRULLCA, the operating agreement could not eliminate or limit the person’s liability to the limited liability company for the conduct giving rise to the liability.

Natural Selection Foods Manufacturing, LLC

Operating Agreement. Section 7.2 of Article 7 of the Operating Agreement of the company above provides that the company shall indemnify the manager, each officer of the company and every person serving on any committee of the company to the fullest extent permitted by the CRULLCA and shall be entitled to have paid directly by the company the expenses reasonably incurred in defending any such proceeding against such indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists currently or may hereafter be amended. However, this indemnity shall not extend to grossly negligent or reckless conduct, intentional misconduct or knowing violations of the law.

Item 16.	Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

THE WHITEWAVE FOODS COMPANY

By:	/s/	KELLY J. HAECKER
	Name:	Kelly J. Haecker
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregg L. Engles	Chief Executive Officer and Director (Principal executive officer)	September 12, 2014

* Kelly J. Haecker	Chief Financial Officer (Principal financial officer)	September 12, 2014

* James T. Hau	Vice President and Chief Accounting Officer (Principal accounting officer)	September 12, 2014

* Michelle P. Goolsby	Director	September 12, 2014

* Stephen L. Green	Director	September 12, 2014

* Joseph S. Hardin, Jr.	Director	September 12, 2014

* Mary E. Minnick	Director	September 12, 2014

* Doreen A. Wright	Director	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

EARTHBOUND HOLDINGS I, LLC
EARTHBOUND HOLDINGS II, LLC
EARTHBOUND HOLDINGS III, LLC
NATURAL SELECTION FOODS MANUFACTURING, LLC

By:	/s/	ROGER E. THEODOREDIS
	Name:	Roger E. Theodoredis
	Title:	Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Sole Manager	September 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

CREAMER NATION, LLC

By:	*
	Name:	Carlos Veraza
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Carlos Veraza	President	September 12, 2014

* Greg Christenson	Chief Financial Officer	September 12, 2014

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Sole Manager	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

EB SAV INC.

By:	*
	Name:	Edward F. Fugger Jr.
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Edward F. Fugger Jr.	President	September 12, 2014

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Treasurer, Secretary and Sole Director	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

HORIZON ORGANIC DAIRY, LLC

By:	*
	Name:	Michael J. Ferry
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ferry	President	September 12, 2014

* Greg Christenson	Chief Financial Officer	September 12, 2014

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Sole Manager	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

EARTHBOUND FARM, LLC SUSTAINABLE PACKAGING PARTNERS LLC

By:	*
	Name:	Kevin C. Yost
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kevin C. Yost	President	September 12, 2014

* Jeff Cook	Chief Financial Officer	September 12, 2014

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Sole Manager	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

SILK OPERATING COMPANY, LLC

By:	*
	Name:	Craig Shiesley
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President	September 12, 2014

* Greg Christenson	Chief Financial Officer	September 12, 2014

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Sole Manager	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

WHITEWAVE EQUIPMENT LEASING, LLC

By:	*
	Name:	Kelly J. Haecker
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kelly J. Haecker	President	September 12, 2014

* David C. Oldani	Chief Financial Officer and Treasurer	September 12, 2014

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Sole Manager	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

WHITEWAVE SERVICES, INC.

By:	*
	Name:	Blaine E. McPeak
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Blaine E. McPeak	President	September 12, 2014

* David C. Oldani	Treasurer	September 12, 2014

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Sole Director	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 12, 2014.

WWF OPERATING COMPANY

By:	*
	Name:	Blaine E. McPeak
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Blaine E. McPeak	President	September 12, 2014

* Greg Christenson	Chief Financial Officer	September 12, 2014

/S/ ROGER E. THEODOREDIS Roger E. Theodoredis	Sole Director	September 12, 2014

*By:	/S/ ROGER E. THEODOREDIS
Roger E. Theodoredis
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of underwriting agreement

2	Agreement and Plan of Merger dated December 8, 2013 for the acquisition of Earthbound Farm (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on January 8, 2014)

4.1**	Form of indenture for debt securities

4.2*	Form of debt security

5.1***	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1**	Computation of ratio of earnings to fixed charges

23.1***	Consent of Deloitte & Touche LLP

23.2***	Consent of Deloitte & Touche LLP

23.3***	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages to the Registration Statement on Form S-3 being amended herewith)

25.1**	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee for the debt securities

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed as an exhibit to the Registration Statement on Form S-3 being amended herewith and incorporated by reference herein.
***	Filed herewith.